Exhibit 99.1

Option Care Health and Amedisys to Combine Creating a Leading, Independent Platform for Home and Alternate Site Care

All-Stock Transaction Combines Highly Complementary Businesses Unlocking Significant Benefits for Patients, Providers, Payers, and Care Teams

Increases Access to High Quality Care for Communities Across the U.S. through a Unique National Clinical Platform

Comprehensive Capabilities Across Alternate Site Care Spectrum Position Combined Company to Move Deeper into Value-Based Care

Highly Attractive Combined Financial Profile Which Generated $6.2 Billion in Revenues and $622 Million in Adjusted EBITDA on a Combined Basis for Full Year 2022

Creates Stockholder Value Including Through Anticipated Annual Run-Rate Revenue and Cost Synergies of Approximately $75 Million by Year Three Following Close

Companies to Host Joint Conference Call and Webcast at 5:30 p.m. ET Today, May 3, 2023, to Discuss Transaction

BANNOCKBURN, Ill., & BATON ROUGE, La., - May 3, 2023, Option Care Health, Inc. (“Option Care Health”) (Nasdaq: OPCH) , the nation’s largest independent provider of home and alternate site infusion services, and Amedisys, Inc. (NASDAQ: AMED), a leading provider of home health, hospice and high-acuity care, today announced that they have entered into a definitive merger agreement to combine in an all-stock transaction that values Amedisys at approximately $3.6 billion, including the assumption of net debt.

Under the terms of the agreement, Amedisys stockholders will receive 3.0213 shares of Option Care Health common stock for each share of Amedisys common stock they hold at the closing of the transaction, the equivalent of $97.38 per Amedisys share based on Option Care Health’s closing stock price on May 2, 2023. This represents an approximate 26% premium to Amedisys stockholders based on the closing stock price of Amedisys on May 2, 2023. Upon closing Option Care Health stockholders will own approximately 64.5% of the combined company, and Amedisys stockholders will own approximately 35.5%.

Combining Amedisys' home health, hospice, palliative, and high-acuity care services with Option Care Health’s complementary home and alternate site infusion services will create a leading, independent platform for home and alternate site care. Together, Option Care Health and Amedisys will have a national clinical workforce of more than 16,500 professionals including but not limited to nursing professionals, pharmacists, pharmacy technicians, dieticians, physical, occupational, and speech therapists, social workers, and aides and 674 care centers across the U.S. committed to delivering high-quality alternate site care. The combined company will have a scaled national platform empowered to move deeper into a value-based care model, serving communities across the country and helping to benefit patients and their families, providers, payers, and care teams. Based on recently reported 2022 financial results, the combined company generated revenues of approximately $6.2 billion and adjusted EBITDA of approximately $622 million on a combined basis.

“This transaction unites two leading and complementary companies to provide unsurpassed care and superior clinical outcomes to patients,” said John C. Rademacher, President and Chief Executive Officer of Option Care Health. “Our mission is to transform health care by providing innovative services that improve outcomes, reduce costs, and deliver hope and dignity for patients and their families. With the addition of Amedisys, we will bolster our offerings to meet the growing demand for personalized care in the home and alternative sites that move us closer to achieving this goal. The combination will link together our teams of passionate, compassionate, and highly skilled professionals to create a unique platform and breadth of services that will help us move deeper into value-based care and allow us to better serve patients. We look forward to working closely with the Amedisys team to build on our strong track record of operational integration as we bring our companies together to create significant long-term value for stockholders.”

“This combination is a testament to the incredible work and quality outcomes Amedisys delivers on a daily basis for our patients wherever they call home,” said Richard Ashworth, President and Chief Executive Officer of Amedisys. “Bringing together Option Care Health and Amedisys is an exciting next step on our journey and one that we believe will deliver significant value to stockholders, allowing them to participate in the upside of a combined company that is well positioned in the home infusion and growing home health, hospice, palliative, and high-acuity care spaces. We look forward to joining Option Care Health and working together to provide our patients with the highest quality care across all our service offerings.”

Compelling Strategic and Financial Benefits

•	Enhances Avenues for Growth through Creation of Comprehensive Care Platform Serving Chronic, Acute, and Post-Acute Patient Populations Across a Broad Continuum from Preventative Care through End of Life Care. As a leader in home health services, Amedisys adds a strong presence in hospital at home, home health, hospice, palliative, and high-acuity care services better enabling Option Care Health to expand beyond its existing home and alternate site infusion services. The combined company will be a leader in end-to-end home-based health solutions and will be well positioned to meet growing demand due to increased therapeutic pathways, aging populations, and the growing desire for alternate site health services.

•	Positioned to Deliver Significant Benefits to Patients by Broadening Relationships with Health Systems and Payers with Innovative Programs. Health system referral networks are increasingly looking for a single provider partner for home health, infusion, and hospice pathways and transitions. Following the closing of the transaction, Option Care Health expects to be well positioned to serve as that single partner with its offerings across the alternate site care spectrum. Both companies have track records of working closely with payers to offer consistent, high-quality care at an appropriate cost. Together, the companies are expected to expand relationships with commercial and government payers to deliver more affordable cost of care.

•	Scaled and Unparalleled Clinician Team Across Broad Professional Specialties. Together, Option Care Health and Amedisys will have a national clinician workforce of more than 16,500 health care professionals across 46 states, and will have 674 sites across the U.S., providing increased access for patients. Option Care Health is expected to leverage its national infusion nursing network with Amedisys’ home health, hospice, palliative, and high-acuity platform to help create a system of field-based clinicians with processes in place to better optimize staffing and retention to help meet growing market demand.

•	Enables Intelligent Insights to Enhance Outcomes and Reduce Cost of Care. Option Care Health and Amedisys, along with their stakeholders, are expected to benefit from combined patient data sets across a critical population, enhancing opportunities to proactively identify interventions, increase patient engagement, enhance clinical protocols, and offer value-based care.

•	Delivers Stockholder Value through Significant Synergies and Enhanced Revenue and Earnings Growth. The companies expect to generate annual run-rate synergies of approximately $75 million by year three following close, including approximately $50 million of cost synergies and approximately $25 million in incremental adjusted EBITDA from revenue synergies. The revenue synergies will be derived from the complementary nature of the businesses and referral growth in a substantially larger market. The transaction is expected to result in a more diversified revenue base through improving the combined company’s access to private payers and government-managed health plans.

•	Strong Balance Sheet and Financial Profile. The combined company expects to have a stronger financial profile and greater flexibility for future capital deployment. The combined company generated more than $400 million in cash flow from operations for the full year 2022. Additionally, the combined company’s leverage profile, defined as net debt divided by Adjusted EBITDA on a combined basis for full year 2022, was approximately 2.0x as of December 31, 2022.

Leadership, Governance and Headquarters

Mr. Rademacher and Mike Shapiro will continue to lead the combined company in their roles as CEO and CFO, respectively. Given the complementary nature of the businesses and extensive expertise within each organization, it is expected that the broader leadership team will comprise talent from both legacy organizations. Upon closing, the combined company will have a 10 member Board of Directors, including seven directors from Option Care Health’s Board and three directors from Amedisys’ Board.

The combined company will be headquartered in Bannockburn, Illinois, the location of Option Care Health’s headquarters, and will continue to maintain substantial operations in Amedisys’ corporate locations in Baton Rouge, Louisiana and Nashville, Tennessee. The combined company will have operations throughout the U.S. consistent with its local and community-based approach.

Approvals and Time to Close

The transaction is expected to close in the second half of 2023, subject to approval by Option Care Health and Amedisys stockholders and other customary closing conditions, including receipt of applicable regulatory approvals. The transaction was approved by the Boards of Directors of both companies.

Option Care Health’s and Amedisys’ First Quarter 2023 Financial Results

In separate press releases issued today, Option Care Health and Amedisys each announced financial results for the first fiscal quarter of 2023. The press releases are available on the Investor Relations pages of the companies’ respective websites.

Conference Call and Webcast

Option Care Health and Amedisys will hold an investor conference call and webcast today, May 3, at 5:30 PM ET / 4:30 PM CT to discuss the details of the transaction. In light of the transaction announcement, both Option Care Health and Amedisys will forego their respective previously scheduled first quarter fiscal 2023 earnings conference calls.

The event can be accessed from the Investor Relations pages of Option Care Health's and Amedisys' websites at investors.optioncarehealth.com and investors.amedisys.com. Today’s conference call may also be accessed by dialing (800) 343-1703 in the U.S. or (785) 424-1116 internationally, Conference ID: 20972. A replay of the webcast will be available through May 10, 2023 on both companies’ websites, or by dialing (800) 839-1198 in the U.S. or (402) 220-0458 internationally, Conference ID: 20972.

Associated materials regarding the transaction will be available on the investor relations section of each company's website as well as a joint transaction website at www.OptionCareHealthAmedisys.com.

Advisors

Goldman Sachs & Co. LLC is serving as exclusive financial advisor to Option Care Health and Kirkland & Ellis LLP and McDermott Will & Emery LLP are serving as legal counsel. Guggenheim Securities, LLC is serving as exclusive financial advisor to Amedisys and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel.

No Offer or Solicitation

This communication relates to the proposed merger (the “proposed transaction”) between Option Care Health and Amedisys. This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed transaction, Option Care Health and Amedisys will file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including an Option Care Health registration statement on Form S-4 that will include a joint proxy statement of Option Care Health and Amedisys that also constitutes a prospectus of Option Care Health, and a definitive joint proxy statement/prospectus will be mailed to stockholders of Option Care Health and Amedisys. INVESTORS AND SECURITY HOLDERS OF OPTION CARE HEALTH AND Amedisys ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Option Care Health or Amedisys through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by Option Care Health will be available free of charge on Option Care Health’s internet website at https://investors.optioncarehealth.com or by contacting Option Care Health’s investor relations department at investor.relations@optioncare.com.  Copies of the documents filed with the SEC by Amedisys will be available free of charge on Amedisys’ internet website at https://investors.amedisys.com or by contacting Amedisys’ investor relations department at IR@amedisys.com.

Certain Information Regarding Participants

Option Care Health, Amedisys and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of Option Care Health is set forth in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 7, 2023. Information about the directors and executive officers of Amedisys is set forth in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 27, 2023. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov and from the investor relations departments at Option Care Health or Amedisys as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include projections as to the anticipated benefits of the proposed transaction as well as statements regarding the impact of the proposed transaction on Option Care Health’s and Amedisys’ business and future financial and operating results, the amount and timing of synergies from the proposed transaction and the closing date for the proposed transaction.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations and assumptions regarding the future of Option Care Health’s hand Amedisys’ business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Option Care Health’s and Amedisys’ control. Option Care Health’s, Amedisys’ and the combined company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements as a result of various factors. These factors include, among other things, (1) the termination of or occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or the inability to complete the proposed transaction on the anticipated terms and timetable, (2) the inability to complete the proposed transaction due to the failure to obtain approval of the stockholders of Option Care Health or Amedisys or to satisfy any other condition to closing in a timely manner or at all, or the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated, (3) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, the ability of the combined company to maintain relationships with its patients, payers and providers and retain its management and key employees, (4) the ability of the combined company to achieve the synergies contemplated by the proposed transaction or such synergies taking longer to realize than expected, (5) costs related to the proposed transaction, (6) the ability of the combined company to execute successfully its strategic plans, (7) the ability of the combined company to promptly and effectively integrate the Option Care Health and Amedisys businesses and (8) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere. Additional information concerning risks, uncertainties and assumptions can be found in Option Care Health’s and Amedisys’ respective filings with the SEC, including the risk factors discussed in Option Care Health’s and Amedisys’ most recent Annual Reports on Form 10-K, as updated by their Quarterly Reports on Form 10-Q and future filings with the SEC.

It should also be noted that prospective financial information for the combined businesses of Option Care Health and Amedisys is based on management’s estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. This prospective financial information should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective financial information is indicative of the future performance of the combined company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this communication should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of Amedisys and Option Care Health.

Any forward-looking statement made in this communication is based only on information currently available to Option Care Health and Amedisys and speaks only as of the date on which it is made. Option Care Health and Amedisys undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. You are cautioned not to rely on Option Care Health's and Amedisys’ forward-looking statements.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the financial measures presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this communication includes certain non-GAAP financial measures, such as Adjusted EBITDA. Option Care Health and Amedisys believe Adjusted EBITDA provides useful supplemental information regarding the performance of their business operations and facilitates comparisons to their historical operating results. Adjusted EBITDA should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of liquidity. In addition, Option Care Health’s and Amedisys’ definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a definition of Adjusted EBITDA and a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see Option Care Health's Current Report on Form 8-K filed with the SEC on February 23, 2023 and Amedisys' Current Report on Form 8-K filed with the SEC on February 15, 2023. Adjusted EBITDA for Amedisys as disclosed herein adds back stock-based compensation of $17 million for full year 2022.

This communication also includes certain financial measures for the combined company. These measures are provided for illustrative purposes, are based on an arithmetic sum of the relevant historical financial measures of Option Care Health and Amedisys and do not reflect pro forma adjustments. These measures do not reflect what the combined company’s financial condition or results of operations would have been had the proposed transaction occurred on or prior to the dates indicated. The combined company’s actual financial position and results of operations may differ significantly from the amounts reflected herein due to a variety of factors.

Numerical data included in this communication has been subject to rounding adjustments. Accordingly, numerical data representing totals may not be arithmetic aggregations of the data that precede them.

About Option Care Health

Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 7,500 team members including more than 4,500 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and team members. To learn more, please visit our website at OptionCareHealth.com.

About Amedisys

Amedisys, Inc. is a leading healthcare at home Company delivering personalized home health, hospice and high-acuity care services. Amedisys is focused on delivering the care that is best for our patients, whether that is inpatient hospital, palliative, and skilled nursing facility (“SNF”) care in their homes; home-based recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life. More than 3,000 hospitals and 102,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With approximately 16,500 employees, in 522 care centers in 37 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 465,000 patients in need every year, performing more than 11.2 million visits annually. For more information about the Company, please visit: www.amedisys.com.

OPTION CARE HEALTH CONTACT

Mike Shapiro

Chief Financial Officer

(312) 940-2538

investor.relations@optioncare.com

AMEDISYS CONTACT

Nick Muscato

Chief Strategy Officer

(855) 259-2046

IR@amedisys.com

MEDIA CONTACT

Arielle Rothstein / Sharon Stern / Leigh Parrish

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449